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                                                                     EXHIBIT 5.1
                       SMITH HELMS MULLISS & MOORE, L.L.P
                                ATTORNEYS AT LAW
                             227 NORTH TRYON STREET
                        CHARLOTTE, NORTH CAROLINA 28202
                             TELEPHONE 704/343-2000
                             FACSIMILE 704/334-8467
                                AUGUST 18, 1994
NationsBank Corporation
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
RE: REGISTRATION STATEMENT ON FORM S-4 RELATED TO 1,050,000 SHARES OF COMMON
STOCK
Gentlemen:
     We have acted as special counsel to NationsBank Corporation, a North Carolina corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 18, 1994 related to 1,050,000 shares (the "Shares") of the Corporation's common stock (the "Common Stock"), to be issued by the Corporation in connection with the merger of RHNB Corporation, a South Carolina corporation ("RHNB"), with and into NB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation (the "Merger"). This opinion letter is Exhibit 5.1 to the Registration
Statement.
     In rendering this opinion, we have reviewed a certificate of officers of the Corporation and resolutions of the Board of Directors of the Corporation approving the Merger and issuance of the Shares.
     Based on the foregoing, we are of the opinion that the Shares are legally authorized, and when the Registration Statement shall have been declared effective by order of the Commission and such Shares shall have been issued upon the terms and conditions set forth in the Registration Statement, then the
Shares shall be validly issued, fully paid and nonassessable.
     We hereby consent (1) to be named in the Registration Statement and in the prospectus contained therein as attorneys who passed upon the legality of the Shares and (2) to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.
                                         Very truly yours,
                                         /s/        SMITH HELMS MULLISS & MOORE,
                                         L.L.P